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                                                                     Exhibit 5.1

              [Letterhead of Milberg Weiss Bershad & Schulman LLP]


                                                              August 20, 2004

Diversified Security Solutions, Inc.
280 Midland Avenue
Saddle Brook, New Jersey 07663

          Re:  Diversified Security Solutions, Inc.
               Registration of 746,999 shares of Common Stock, per value $0.01 per share

Ladies and Gentlemen:

         In connection with the registration by Diversified Security Solutions, Inc., a Delaware corporation (the "Company"), of 746,999 (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock"), under the Securities Act of 1933, as amended, on Form S-3 filed with the Securities and Exchange Commission on August 20, 2004 (the "Registration Statement") for resale by the selling shareholders named therein, you have requested our opinion set forth below. The Shares consist of 553,333 shares of Common Stock issued and outstanding as of the date hereof (the "Issued Shares") and 193,666 shares of Common Stock (the "Warrant Shares"") issuable upon exercise of warrants that were issued by the Company on July 27, 2004 (the "Warrants").

         In our capacity as Company counsel, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Issued Shares and the Warrants. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

         We note that we are members of the bar of the State of New York and our opinion is limited to matters governed by the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

         Subject to the foregoing, it is our opinion that as of the date hereof:

         1. The Issued Shares have been duly authorized by all necessary corporate action of the Company, have been validly issued and are fully paid and non-assessable.

         2. The Warrant Shares have been duly authorized by all necessary corporate action of the Company and when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters"

                                       Very truly yours,


                                       /s/ Milberg Weiss Bershad & Schulman LLP